Exhibit 5.1

Partners:		17 March 2021	Our Ref: JWYL/ B4480-H21619
Paul Aherne	**
Joanne Collett	*	Bilibili Inc.
Mark Cummings	*****	GuoZheng Center
Stuart D’Addona	****	Building No.3
Nicholas Davies	***	No 485 Zhengli Road
Shamar Ennis	***	Yangpu District
James Gaden	****	Shanghai 200433
Kristen Kwok	**	People’s Republic of China
Jo Lit	*
Callum McNeil	**
Alice Molan	******	Dear Sir or Madam
Andrew Randall	**
Rupen Shah	*******	Bilibili Inc.
Denise Wong	**
We have acted as Cayman Islands legal advisers to Bilibili Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3 (File No. 333-230660), including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended), relating to the proposed offering of certain Class Z ordinary share of the Company, par value US$0.0001 per share (the “Class Z Ordinary Shares”). We are furnishing this opinion as exhibits 5.1, 8.1 and 23.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this Opinion nor upon matters of fact or the commercial terms of the transactions the subject of this Opinion.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.  The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.  Based on our review of the A&R M&A (as defined in Schedule 1), the authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Class Z Ordinary Shares, will be US$1,000,000 divided into 10,000,000,000 shares comprising of (i) 100,000,000 Class Y Ordinary Shares of a par value of US$0.0001 each, (ii) 9,800,000,000 Class Z Ordinary Shares of a par value of US$0.0001 each and (iii) 100,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 9 of the A&R M&A.

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Ireland; ******Victoria (Australia); *******Bermuda

WALKERS	Page 2

3.  The issue and allotment of the Class Z Ordinary Shares pursuant to the Registration Statement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Class Z Ordinary Shares will be validly issued, allotted and fully paid, and there will be no further obligation on the holder of any of the Class Z Ordinary Shares to make any further payment to the Company in respect of such Class Z Ordinary Shares.

4.  The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects. Such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ WALKERS (HONG KONG) WALKERS (HONG KONG)

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SCHEDULE 1 LIST OF DOCUMENTS EXAMINED
1.	The Certificate of Incorporation dated 23 December 2013, Fifth Amended and Restated Memorandum and Articles of Association as adopted on 1 April 2017 (the “Memorandum and Articles”) and Sixth Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on 27 February 2018 and effective immediately prior to the completion of the initial public offering of the Company’s ADSs representing its Class Z Ordinary Shares (the “A&R M&A”), the Register of Members and Register of Directors of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.	A Certificate of Good Standing dated 4 March 2021 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

3.	A copy of executed written resolutions of the Board of Directors of the Company dated 1 April 2019 (the “Board Resolutions”), and a copy of executed written resolutions of the shareholders of the Company dated 27 February 2018 (the “Shareholder Resolutions”, together with the Board Resolutions, the “Resolutions”).

4.	A certificate from a director of the Company dated 17 March 2021, a copy of which is attached hereto (the “Director’s Certificate”).

5.	The Company’s registration statement on Form F-3 (File No. 333-230660), including all amendments or supplements thereto (the “Registration Statement”).

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SCHEDULE 2 ASSUMPTIONS
1.	The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a true translation of the original document they purport to translate.

2.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

3.	The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this Opinion.

4.	The conversion of the any shares in the capital of the Company will be effected via legally available means under Cayman law.

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QUALIFICATIONS

1.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.

2.	We accept no responsibility for any liability in relation to any opinion which was given in reliance on the Director’s Certificate.

Bilibili Inc.

GuoZheng Center

Building No.3

No 485 Zhengli Road

Yangpu District

Shanghai 200433

People’s Republic of China

17 March 2021

Walkers (Hong Kong)

15th Floor

Alexandra House

18 Chater Road, Central

Hong Kong

Dear Sirs,

Bilibili Inc. (the “Company”) – Director’s Certificate

I, Rui Chen, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1.	the A&R M&A of the Company as adopted by special resolution passed on 27 February 2018 remain in full force and effect and are otherwise unamended;

2.

the Shareholder Resolutions were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

3.

the Board Resolutions were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

4.	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Class Z Ordinary Shares.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary.

[Signature Page to Follow]

Signature: /s/ Rui Chen

Rui Chen

Director